Exhibit 5.2

BEVILACQUA PLLC
800 Connecticut Avenue, NW,

Suite 300

Washington, DC 20006

August 26, 2026

CBAK Energy Technology Limited
Huayuankou Economic Zone
Dalian City, Liaoning Province 116450
People’s Republic of China

Re:	Registration Statement on Form F-3

Ladies and Gentlemen:

We are acting as counsel for CBAK Energy Technology Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), in connection with its filing on the date hereof of the Registration Statement on Form F-3 relating to the registration under the Securities Act of 1933, as amended (the “Act”) for the issue and sale by the Company of up to $500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies of (a) ordinary shares, par value $0.001 per share (the “Ordinary Shares”), (b) preferred shares (the “Preferred Shares”), (c) debt securities, in one or more series (the “Debt Securities”), (d) warrants to purchase Ordinary Shares, Preferred Shares, Debt Securities, or any combination thereof (the “Warrants”) and (e) units consisting of Ordinary Shares, Preferred Shares, Debt Securities, Warrants, or any combination thereof (the “Units”). The Ordinary Shares, the Preferred Shares, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Securities.” The Securities shall include any additional amounts of such securities the offer and sale of which are registered pursuant to a registration statement filed pursuant to Rule 462(b) under the Act in connection with one or more offerings contemplated by such Registration Statement. Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement.” The Debt Securities will be issued pursuant to an Indenture in substantially the form of Exhibit 4.1 to the Registration Statement (the “Indenture”) to be entered into between the Company and a trustee to be identified in the Indenture.

We have reviewed the Registration Statement and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for this opinion. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:

I.	With respect to any of the Debt Securities, when (a) the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, (b) the Board of Directors of the Company or a duly authorized committee thereof (such Board of Directors or committee being referred to herein as the “Board”) has taken all necessary corporate action to approve the issuance and establish the terms of such Debt Securities, the terms of the offering and related matters, (c) such Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture, and (d) such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the Indenture, such Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the Board) will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

II.	With respect to any of the Warrants, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a warrant agent (a “Warrant Agreement”), (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Warrants, the terms of the offering of such Warrants, and related matters, (c) the Warrant certificates have been duly executed and authenticated or countersigned in accordance with the terms of such Warrant Agreement and (d) such Warrants have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Warrant Agreement, such Warrants will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

III.	With respect to any of the Units, when (a) the Board has taken all necessary corporate action to approve the issuance and establish the terms of securities underlying such Units in connection therewith, the terms of such Units, the terms of the offering of such Units, and related matters, (b) if applicable, one or more agreements incorporating the terms and other provisions of such Units has been duly executed and delivered by the Company and a unit agent (a “Unit Agreement”), (c) such Units have been duly executed and authenticated or countersigned in accordance with the terms of such Unit Agreement and (d) the Units have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Unit Agreement, such Units will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth above are subject to and limited by (a) the effect of applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, receivership, conservatorship, arrangement, moratorium and other laws affecting and relating to the rights of creditors generally, (b) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration, whether considered in a proceeding in equity or at law, and (c) rights to indemnification and contribution which may be limited by applicable law or equitable principles.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any of the Securities (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective under the Act and a Prospectus Supplement relating to the offer and sale of such securities to the Prospectus forming a part of the Registration Statement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Act, (b) the Board shall not have rescinded or otherwise modified the authorization of such Securities, and (c) neither the establishment of any terms of such Securities after the date hereof nor the issuance and delivery of, or the performance of the Company’s obligations under, such Securities will require any authorization, consent, approval or license of or exemption from, or registration or filing with, or report or notice to, any governmental unit, agency, commission, department or other authority (a “Governmental Approval”) or violate or conflict with, result in a breach of, or constitute a default under, (i) any agreement or instrument to which the Company or any of its affiliates is a party or by which the Company or any of its affiliates or any of their respective properties may be bound, (ii) any Governmental Approval that may be applicable to the Company or any of its affiliates or any of their respective properties, (iii) any order, decision, judgment or decree that may be applicable to the Company or any of its affiliates or any of their respective properties or (iv) any applicable law (other than the law of the State of New York as in effect on the date hereof).

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York. Insofar as the foregoing opinions involve matters governed by the laws of the Cayman Islands, we have relied, without independent inquiry or investigation, on the opinions of Conyers Dill & Pearman, the Cayman Islands counsel for the Company, delivered to you today. The opinions set forth in this letter are being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the use of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Bevilacqua PLLC

Bevilacqua PLLC